Exhibit 5.1

[Ephraim Abramson & Co. Letterhead]

October 30, 2014

Ellomay Capital Ltd.
9 Rothschild Boulevard
Tel Aviv 6688112
Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on behalf of Ellomay Capital Ltd. (the “Company”), relating to the resale, from time to time, of 6,421,545 of the Company’s Ordinary Shares, NIS 10.00 nominal value per share (the “Shares”).

We are members of the Bar of the State of Israel and, in rendering our opinion, we do not express an opinion (expressly or by implication) as to any matter relating to the laws of any jurisdiction other than the State of Israel and our opinion relates only to Israeli law. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

As Israeli counsel for the Company, we have examined such corporate records and other documents and have made such investigation of maters of fact and of Israeli law as we have considered necessary or appropriate for the purposes of the opinion set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, we have relied, without independent investigation, upon statements and certificates or comparable documents of officers of the Company.

Based on the foregoing and subject to the qualifications stated herein, we advise you that, in our opinion, the Shares are duly authorized, validly issued, fully paid and non-assessable.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Very truly yours, /s/ Ephraim Abramson & Co. Ephraim Abramson & Co.